EXHIBIT 10.4

AMENDMENT TO EMPLOYMENT AGREEMENT

Amendment dated as of December 23, 2019 (this “Amendment”) to the Employment Agreement (the “Agreement”) made effective as of November 1, 2013 between Landmark Bancorp, Inc., a Delaware corporation (the “Company”), Landmark National Bank, a Kansas chartered bank with its main office located in Manhattan, Kansas, (the “Bank”) and Dean R. Thibault (the “Executive”). Capitalized terms not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

Witnesseth:

Whereas, Executive is currently employed as Executive Vice President/Commercial Banking of the Bank pursuant to that certain employment agreement, dated November 1, 2013, among the Company, the Bank, and Executive (the “Parties”);

Whereas, Executive has expressed a desire to commence working a reduced schedule during calendar year 2020 in contemplation of his expected retirement in 2021 or thereafter;

Whereas, Executive acknowledges that any reduction in his Annual Base Salary, his aggregate benefits or other compensation, or the nature, scope or status of his position, authorities or duties, in accordance with this Amendment, is made at the request of Executive and shall not constitute Good Reason for purposes of the Agreement;

Whereas, pursuant to Section 17 of the Agreement, the terms of the Agreement may be modified by written agreement signed by the Parties; and

Whereas, the Parties mutually agree to reduce Executive’s salary and desire to amend the Agreement as hereinafter provided.

Now Therefore, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt of which hereby is acknowledged, the parties hereto agree as follows:

1. Effective January 1, 2020, Section 2 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(a) During the Employment Period, Executive shall devote at least 80% of Executive’s business time, energy, and talent to serving as Executive Vice President/Commercial Banking of the Bank, subject to the direction of the Chief Executive Officer.

(b) Executive shall have the duties that are commensurate with Executive’s positions and any other duties that may be assigned to Executive by the Chief Executive Officer, and Executive shall perform all such duties faithfully and efficiently. Executive shall have such powers as are inherent to the undertakings applicable to Executive’s positions and necessary to carry out the duties required of Executive hereunder.

(c) Notwithstanding the foregoing provisions of this Section 2, during the Employment Period, Executive may devote reasonable time to activities other than those required under this Agreement, including activities of a charitable, educational, religious, or similar nature to the extent such activities do not, in the judgment of the Chief Executive Officer, inhibit, prohibit, interfere with, or conflict with Executive’s duties under this Agreement or conflict in any material way with the business of the Company or any Affiliate; provided, however, that Executive shall not serve on the board of directors of any business (other than the Company or an Affiliate) or hold any other position with any business without receiving the prior written consent of the President or the Chief Executive Officer.”

2. Effective January 1, 2020, Section 3(a) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(a) Effective January 1, 2020, Executive shall be paid a base salary at an annual rate of $151,000 (the “Annual Base Salary”), which shall be payable in accordance with the normal payroll practices of the Company then in effect. Each year during the Employment Period, Executive’s Annual Base Salary shall be reviewed by the Board, and following such review, may be adjusted.”

3. Effective January 1, 2020, Section 21(aa) is hereby amended by adding the following sentence at the end of the last paragraph of Section 21(aa):

“Further, notwithstanding anything herein to the contrary, Effective January 1, 2020, any condition giving rise to Good Reason under clauses (i) – (iii) above, shall not constitute Good Reason under this Agreement unless such condition results in a material adverse change to the circumstances of Executive’s employment in effect as of January 1, 2020.”

4. Except as set forth in this Amendment, each and every provision of the Agreement in effect on the date hereof shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written by the Company, the Bank, and the Executive.

LANDMARK BANCORP, INC.

By:	/s/ Michael E. Scheopner

Print Name:	Michael E. Scheopner

Title:	President / Chief Executive Officer

LANDMARK NATIONAL BANK

By:	/s/ Michael E. Scheopner

Print Name:	Michael E. Scheopner

Title:	President / Chief Executive Officer

DEAN R. THIBAULT

By:	/s/ Dean R. Thibault